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                                                                       Exhibit 1


                             SONOCO PRODUCTS COMPANY
                                 Debt Securities
                             Underwriting Agreement



                                                               November 17, 1999


To the Representatives named
in Schedule I hereto of the
Underwriters named in
Schedule II hereto

Dear Sirs:

         Sonoco Products Company, a South Carolina corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of its debt securities identified in
Schedule I hereto (the "Securities"), to be issued under the indenture specified in Schedule I hereto (the "Indenture") between the Company and the Trustee identified in such Schedule (the "Trustee"). If the firm or firms listed in
Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein shall each be deemed to refer to such firm or firms.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement or statements (the file numbers of which are set forth in Schedule I hereto) on Form S-3, relating to certain debt securities (the "Shelf Securities") to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities. The registration statements as amended to the date of this Agreement are hereinafter referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement,




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the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

         The Company hereby agrees with the Underwriters as follows:

         1. The Company agrees to issue and sell the Securities to the several Underwriters as hereinafter provided, and each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule II hereto at the purchase price set forth in
Schedule I hereto plus accrued interest, if any, from the date specified in
Schedule I hereto to the date of payment and delivery.

         2. The Company understands that the several Underwriters intend (i) to make a public offering of their respective portions of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

         3. Payment for the Securities shall be made to the Company or to its order in immediately available funds by wire transfer or other same day funds on the date and at the time and place set forth in Schedule I hereto (or at such time and place on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree in writing). The Company will deliver against payment of the purchase price the Securities in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the Securities are referred to herein as the Closing Date.

         4. The Company represents and warrants to each Underwriter that:

                  (a) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances


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         under which they were made, not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

                  (b) the documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (c) the financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis except as set forth in the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein;

                  (d) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;

                  (e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with corporate power and authority to own its properties and conduct its business as described


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         in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                  (f) each of the Company's significant subsidiaries (as defined in the Commission's Regulation S-X) incorporated under the laws of a state of the United States ("Significant Subsidiary") has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and nonassessable, and (except in the case of foreign subsidiaries, for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims except for statutory liens which individually and in the aggregate are not material;

                  (g) this Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Underwriters and the valid and binding nature of this Agreement on the Underwriters, constitutes a valid and legally binding agreement of the Company, except as rights to indemnity and contribution may be limited by applicable law;

                  (h) the Securities have been duly authorized, and when issued and delivered pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, has been duly qualified under the Trust Indenture Act, and constitutes a valid and binding instrument enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus;

                  (i) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Articles of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole or to the holders of the Securities; the issue and sale of the Securities and the performance by the Company of all of the provisions of its obligations under the Securities, the Indenture and this Agreement and


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         the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation or the By-Laws of the Company or any material applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities by the Company or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Underwriters;

                  (j) other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings (including, without limiting the generality of the term, proceedings arising under any Federal, state or local provisions that have been enacted or adopted regulating the discharge of materials into the environment or primarily for the purpose of protecting the environment) pending, or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole and, to the best of the Company's knowledge, no such proceedings are contemplated by governmental authorities; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required; and

                  (k) other than as set forth or contemplated in the Prospectus, to the best of the Company's knowledge (i) neither the Company nor any of its subsidiaries: (A) is in violation or alleged to be in violation of any statute, rule, regulation, permit, common law requirement, binding agreement, decision, decree, judgment, order or other legal requirement of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal, generation, storage, treatment, transportation, recycling, reclamation, release, management, or handling of hazardous or toxic wastes, chemicals, pollutants, contaminants, constituents, materials or substances (collectively "hazardous substances") or petroleum products, constituents or wastes (collectively "petroleum substances") or relating to the protection or restoration or remediation of the environment or natural resources or human exposure to hazardous substances or petroleum substances (collectively, "environmental laws"), or (B) owns, operates or uses or formerly owned, operated or used any real property contaminated with any hazardous substance or petroleum substance or that is subject to investigation, restoration or remediation


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         requirements under any environmental laws, which violation or contamination could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole, and (ii) the Company is not aware of any existing condition which might lead to such a violation, alleged violation or contamination.

         5. The Company covenants and agrees with the several Underwriters as follows:

                  (a) to file the Prospectus in a form approved by the Representatives pursuant to Rule 424 under the Securities Act not later than the Commission's close of business on the second Business Day following the date of determination of the offering price of the Securities;

                  (b) to deliver to each Representative and counsel for the Underwriters identified in Schedule I hereto ("Counsel for the Underwriters"), at the expense of the Company, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (f) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as the Representatives may reasonably request;

                  (c) during the period mentioned in paragraph (f) below, before filing any amendment or supplement to the Registration Statement or Prospectus, to furnish to the Representatives a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus, for review, and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

                  (d) to file promptly, subject to the provisions of paragraph
         (c) above, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the period mentioned in paragraph (f) below;

                  (e) during the period mentioned in paragraph (f) below, to advise the Representatives promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

                  (f) if, during such period after the first date of the public offering of the


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         Securities as in the opinion of Counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

                  (g) to endeavor to qualify the Securities for offer and sale under the securities laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and to pay all fees and expenses (including the reasonable fees and disbursements of Counsel for the Underwriters) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Representatives may designate; provided that the Company shall not be required to file a general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction;

                  (h) to make generally available to its security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first complete fiscal quarter of the Company occurring after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date hereof and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date hereof, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

                  (i) during the period of three years after the date hereof, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of Securities, and copies of any reports with financial statements furnished to or filed with the Commission or any national securities exchange;

                  (j) during the period beginning on the date hereof and continuing to and including the later of (i) the termination of trading restrictions for the Securities, as notified to the Company by the Representatives (which period in no event shall extend beyond 14 days following the Closing Date), and (ii) the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities without the prior written consent of the Representatives; and

                  (k) to pay all costs and expenses incident to the performance of its obligations


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         hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Securities under the laws of such jurisdictions as the Underwriters may reasonably designate (including the reasonable fees of Counsel for the Underwriters and their disbursements), (iv) in connection with the listing of the Securities on any stock exchange, (v) related to any filing with National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement and the Indenture and the furnishing to underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided and (vii) payable to rating agencies in connection with the rating of the Securities.

         6. The several obligations of the Underwriters hereunder shall be subject to the following conditions:

                  (a) the representations and warranties of the Company contained herein are true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have in all material respects complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                  (b) the Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the satisfaction of the Representatives;

                  (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                  (d) since the respective dates as of which information is given in the Prospectus there shall not have been any material adverse change or any development involving a material adverse change, in or affecting the general affairs, business, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable to proceed with the public offering or the delivery of the Securities on the terms and in the manner


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         contemplated in the Prospectus;

                  (e) the Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company satisfactory to the Representatives, on the best knowledge of such executive officer, to the effect set forth in subsections (a) through
         (c) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a material adverse change, in or affecting the general affairs, business, prospects, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole from that set forth or contemplated in the Prospectus;

                  (f) Sinkler & Boyd, P.A., general counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) the Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus as then amended or supplemented;

                           (ii) each of the Company's Significant Subsidiaries
                  has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                           (iii) such counsel does not know of any contracts or
                  other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required, or of any pending legal proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject required to be described in the Registration Statement or the Prospectus which are not described as required;

                           (iv) the Indenture has been duly authorized, executed
                  and delivered by the Company; the Securities have been duly authorized, executed, authenticated, issued and delivered; and the Indenture and the Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (v) the Underwriting Agreement has been duly
                  authorized,  executed and delivered by the Company;

                           (vi) neither the Company nor any of its Significant
                  Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Articles of Incorporation or By-Laws or, to the best knowledge of such counsel, any indenture, mortgage, deed of trust, loan agreement or other


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                  material agreement or instrument relating to indebtedness for money borrowed known to such counsel to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole or to the holders of the Securities; the issue and sale of the Securities and the performance by the Company of its obligations under the Securities, the Indenture and this Agreement and the consummation of the transaction herein and therein contemplated will not, to the best knowledge of such counsel, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument relating to indebtedness for money borrowed known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Articles of Incorporation, or the By-Laws of the Company;

                           (vii) all regulatory consents, authorizations,
                  approvals and filings required to be obtained or made by the Company under the laws of the State of South Carolina for the issuance, sale and delivery of the Securities by the Company to the Underwriters have been obtained or made;

                           (viii) to the knowledge of such counsel, no stop
                  order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted under the Securities Act;

                           (ix) such counsel is of the opinion that each
                  document incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and financial data included therein as to which such counsel need express no opinion or belief) complied as to form when filed with the Commission in all material respects with the Exchange Act.

                    In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the State of South Carolina, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions of Sullivan & Cromwell as to New York law and on an opinion or opinions (reasonably satisfactory to Counsel for the Underwriters) of other counsel reasonably acceptable to Counsel for the Underwriters, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of public officials. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (ix) above, counsel may state their opinion and belief is based upon their review and discussion of the contents of the documents incorporated by reference but is without independent check or verification except as specified.

                  (g) Sullivan & Cromwell, special counsel to the Company, shall have furnished to the Representatives their written opinion or opinions, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) the Indenture has been duly authorized, executed
                  and delivered by the Company and duly qualified under the Trust Indenture Act; the Securities have been duly authorized, executed, authenticated, issued and delivered; and the Indenture and the Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (ii) all regulatory consents, authorizations,
                  approvals and filings required to be obtained or made by the Company under the Federal laws of the United States for the issuance, sale and delivery of the Securities by the Company to the Underwriters have been obtained or made;

                           (iii) the Underwriting Agreement has been duly
                  authorized, executed and delivered by the Company;

                           (iv) the Registration Statement has become effective
                  under the Securities Act; and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted under the Securities Act; and

                           (v) as special counsel to the Company, such counsel
                  reviewed the Registration Statement and the Prospectus, participated in discussions with the representatives of the Underwriters and those of the Company and its accountants, and advised the Company as to requirements of the Securities Act and the applicable rules and regulations thereunder; and on the basis of the information gained in the performance of such services considered in light of their understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience they have gained through their practice under the Securities Act, they confirm to you that (A) in their opinion, the Registration Statement, as of its effective date, and the Basic Prospectus, as supplemented by the prospectus supplement, as the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects relevant to the offering of the Securities to the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder;
                  (B) nothing that came to their attention in the course of such review has caused them to believe that, insofar as relevant to the offering of the Securities, the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Basic Prospectus, as supplemented by the prospectus supplement, as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (C) they do not know of any documents that are required to be filed as exhibits to the Registration Statement that are not so filed, or of any documents that are required to be summarized in the Prospectus that are not so summarized.

                  In connection with the foregoing subparagraph (vi), such special counsel may state that (A) the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus except for those made under the captions "Description of the Debt Securities", "Description of the Notes" and "Underwriting" insofar as they relate to provisions of documents therein described; (B) they do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement or the Prospectus, or as to the statement of the eligibility of the Trustee under the Indenture under which the Securities are being issued; and
         (C) their opinion and statements in this subparagraph (vi) are furnished to the Representatives solely for the benefit of the Underwriters.

                  In rendering such opinion or opinions, such special counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the State of New York, to the extent such counsel deems it proper and to the extent specified in such opinion, if at all, upon the opinion or opinions of Sinkler & Boyd, P.A. as to South Carolina law and on an opinion or opinions (reasonably satisfactory to Counsel for the Underwriters) of other counsel reasonably acceptable to Counsel for the Underwriters, familiar with the applicable laws, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of public officials. The opinion or opinions of such special counsel shall state that the opinion or opinions of such special counsel is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.

                  (h) on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter, dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

                  (i) the Representatives shall have received on and as of the Closing Date an opinion of Counsel for the Underwriters with respect to the validity of the Indenture and the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; and

                  (j) on or prior to the Closing Date, the Company shall have furnished to the

         Representatives such further certificates and documents as the Representatives shall reasonably request.

         7. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the reimbursement of each Underwriter for any legal fees and other expenses reasonably incurred by such Underwriter in connection with investigating or defending any loss, claim, damage, liability or action as such expenses are incurred) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and if a copy of the Prospectus (as so amended or supplemented, but excluding the documents incorporated by reference therein), if required by law to have been furnished to such person at or prior to the written confirmation of the sale of such Securities to such person, shall not have been so furnished.

          Each Underwriter agrees, severally and not jointly to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

          If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by the first of the named Representatives on Schedule I hereto and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement, and (iii) such Indemnifying Person is not contesting in good faith the reasonableness of any such fees or expenses. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party.

         If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter's obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of the Securities set forth opposite their names in
Schedule II hereto, and not joint.

         The indemnity and contribution agreements contained in this Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

         The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

         8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc.,
(ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or the occurrence of any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the

Representatives, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

          9. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase under this Agreement, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II hereto bears to the aggregate principal amount of Securities as set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriter or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of Securities.

          11. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, form or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be successor by reason merely of such purchase.

          12. Any action by the Underwriters hereunder may be taken by the Representatives jointly or by the first of the named Representatives set forth in Schedule I hereto alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by the first of the named Representatives set forth in Schedule I hereto alone shall be binding upon the

Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given at the address set forth in Schedule II hereto. Notices to the Company shall be given to it at Post Office Box 160, Hartsville, South Carolina 29551-0160 (telecopier: (803) 383-7478), Attention: Vice President - Finance and Chief Financial Officer.

          13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. A facsimile copy of any signature shall be deemed an original signature for all purposes herein. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                                        Very truly yours,

                                        Sonoco Products Company

                                        By: /s/ F. Trent Hill, Jr.
                                            --------------------------------
                                            Name:  F. Trent Hill, Jr.
                                            Title: Vice President- Finance & CFO

Accepted:   November 17, 1999

Credit Suisse First Boston Corporation
Banc of America Securities LLC

Acting severally on behalf on themselves and the several Underwriters listed in
Schedule II hereto.

Credit Suisse First Boston Corporation


By:  /s/ Joseph D. Fashano
     ---------------------------------
     Name:  Joseph D. Fashano
     Title: Director



Banc of America Securities LLC



By:  /s/ Lynn T. McConnell
     ---------------------------------
     Name:  Lynn T. McConnell
     Title: Managing Director

                                   SCHEDULE I


Representatives:                       Credit Suisse First Boston Corporation
                                       Banc of America Securities LLC

Underwriting Agreement dated:          November 17, 1999

Registration Statement Nos.:           333-12701 (registering $200,000,000 Debt
                                       Securities) and 33-50503 (registering
                                       $50,000,000 Debt Securities pursuant to
                                       Securities Act Rule 429)

Title of Securities:                   7% Notes due 2004

Aggregate principal amount:            $150,000,000

Purchase Price:                        99.142% of the principal amount of the
                                       Securities

Price to Public:                       99.742% of the principal amount of the
                                       Securities, plus accrued interest, if
                                       any from November 22, 1999

Indenture:                             Indenture dated as of June 15, 1991
                                       between the Company and The Bank of New
                                       York, as successor Trustee

Maturity:                              November 15, 2004

Interest Rate:                         7% per annum

Interest Payment Dates:                May 15 and November 15, commencing
                                       May 15, 2000

Optional Redemption Provisions:        None

Sinking Fund Provisions:               None

Other Provisions:                      N/A

Book Entry:                            Yes

Closing Date and Time of Delivery:     10:00 a.m., EST, November 22, 1999

Counsel for the Underwriters:          King & Spalding

Closing Location:                      King & Spalding
                                       191 Peachtree Street
                                       Atlanta, Georgia 30303

                                   SCHEDULE II


                                                             Principal Amount
                                                               of Securities
Underwriter                                                  To Be Purchased
-----------                                                  ---------------

Credit Suisse First Boston Corporation                         $75,000,000
11 Madison Avenue
New York, NY   10010

Banc of America Securities LLC                                 $75,000,000
100 North Tryon Street
Charlotte, NC   28255

        Total:                                                $150,000,000